SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K



                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) : March 27, 1998


                          SIMON DeBARTOLO GROUP, INC.

            (Exact name of registrant as specified in its charter)




     Maryland               1-12618               35-1901999
(State or other           (Commission            (IRS Employer
jurisdiction               File Number)        Identification No.)
of incorporation)





                          115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
         (Former name or former address, if changed since last report)

===============================================================================
Item 5.  Other Events


      On March 27, 1998 the Registrant made available additional ownership and operation information concerning the Registrant, Simon DeBartolo Group, L.P., and properties owned or managed as of December 31, 1997, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing

 99                 Supplemental Information   4
                    as of December 31, 1997

===============================================================================
                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  March 27, 1998



                         SIMON DeBARTOLO GROUP, INC.


                              By:  /s/ Stephen E. Sterrett
                                   -----------------------
                                   Stephen E. Sterrett,
                                   Treasurer

===============================================================================
                             SIMON DeBARTOLO GROUP
                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                            As of December 31, 1997



    Information                                      Page

Overview                                              5

Ownership Structure                                  6-8

Reconciliation of Net Income to Funds
 from Operations ("FFO")                              9

Selected Financial Information                      10-11

Portfolio GLA, Occupancy & Rent Data                  12

Rent Information                                      13

Lease Expirations                                   14-15

Scheduled Debt Amortization and Maturities            16

Summary of Indebtedness                               17

Summary of Indebtedness by Maturity                 18-24

Summary of Variable Rate Debt and Interest
 Rate Protection Agreements                         25-26

New Development Activities                            27

Renovation/Expansion Activities                     28-30

Capital Expenditures                                  31

Gains on Sales of Peripheral Land                     32

Teleconference Text - February 18, 1998             33-39

===============================================================================


                             SIMON DeBARTOLO GROUP
                                   Overview






The Company


Simon DeBartolo Group, Inc. (the "Company" or "SDG") (NYSE:SPG) was created as a result of the merger (the "Merger") on August 9, 1996, of DeBartolo Realty Corporation ("DRC") into Simon Property Group, Inc. ("SPG").

Through its majority owned subsidiary, Simon DeBartolo Group, L.P. (the "Operating Partnership") at December 31, 1997, the Company owned or had an interest in 202 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 129 million square feet of gross leasable area (GLA) in 33 states. The Company, together with its affiliated management companies, owned or managed approximately 145 million square feet of GLA in retail and mixed-use properties.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of December 31, 1997, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

===============================================================================
                             SIMON DeBARTOLO GROUP
                        ECONOMIC OWNERSHIP STRUCTURE(1)
                               December 31, 1997



SIMON DeBARTOLO GROUP, L.P.
(the "Operating Partnership")

Total Common Shares and Units Outstanding = 171,493,763

  Operational Assets:
  -------------------
     120 Regional Malls
     72 Community Shopping Centers
     10 Specialty and Mixed-Use Properties

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           61.8%
       Simon Family                                   1.9%
       DeBartolo Family                               0.0%
       Executive Management                           0.2%
                                                     -----
                                                     63.9%
                                                     -----

     Limited Partners
       Simon Family                                  20.2%
       DeBartolo Family                              12.9%
       Other Limited Partners                         2.9%
       Executive Management                           0.1%
                                                     -----
                                                     36.1%
                                                     -----
                                                    100.0%

Simon DeBartolo Group, Inc. (the "Company")(2)
  63.9% General Partner of Operating Partnership

  Common Shareholders                          Shares       %
  -------------------                       ---------      --

  Public Shareholders                    105,914,951    96.6%
  Simon Family                             3,329,821     3.1%
  DeBartolo Family                            24,832     0.0%
  Executive Management                       373,397     0.3%
                                          ----------   ------
                                         109,643,001   100.0%
                                         ===========   ======
Limited Partners ("Limited Partners")
  36.1% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,584,455    55.9%
  DeBartolo Family                        22,207,888    35.9%
  Executive Management                       153,498     0.2%
  Other Limited Partners                   4,904,921     8.0%
                                          ----------   ------
                                          61,850,762   100.0%
                                          ==========   ======

(1) Schedule excludes preferred stock: 8 million shares of Series B issued on 9/27/96 and 3 million shares of Series C issued on 7/9/97.
(2) General partner of Simon DeBartolo Group, L.P.

===============================================================================
                             SIMON DeBARTOLO GROUP
                  Changes in Common Stock and Unit Ownership
        For the Period from December 31, 1996 through December 31, 1997



                                              Operating
                                             Partnership      Company
                                               Units(1)    Common Shares
                                                ------     -------------


Number Outstanding at December 31, 1996       60,974,050     96,880,415


Awards of Restricted Stock (Stock Incentive
 Program), Net                                    -             448,753

Issuance of Stock and Units in Connection with
 Acquisitions:

   West Town Mall                                 35,598              -

   Dadeland Mall                                       -        658,707

   Retail Property Trust                         841,114              -

   South Hills Village                                 -      1,534,330

Conversion of Series A Preferred Stock                 -      3,809,523

Public and Private Stock Offerings and Shares
 Placed in Unit Investment Trusts                      -      5,858,887

Issuance of Stock in connection with the Merger        -         82,484

Issuance of Stock for Employee and Director
 Stock Option Exercises                                -        369,902


Number Outstanding at December 31, 1997(2)    61,850,762    109,643,001


           Total Common Shares and Units Outstanding at December 31,
                             1997: 171,493,763(2)


(1)  Excludes units owned by the Company (shown here as Company Common Shares).
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock).

===============================================================================
                             SIMON DeBARTOLO GROUP
                          Preferred Stock Outstanding
                                 ($ in 000's)




                                                             Number of
                                                      $        Shares
                                                      --       ------

Outstanding as of December 31, 1997
-----------------------------------


Series B Cumulative Redeemable Preferred
      - public offering completed on
        September 27, 1996(1)                     $200,000    8,000,000


Series C Cumulative Redeemable Preferred
      - public offering completed on
        July 9, 1997(2)                           $150,000    3,000,000
                                                  --------    ---------


                                                  $350,000   11,000,000
                                                  ========   ==========


(1) Dividends are paid at 8.75% per annum. The Company may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of the Company. Simon DeBartolo Group, Inc. contributed the proceeds to the Operating Partnership in exchange for preferred Units. The Operating Partnership pays a preferred distribution to the Company equal to the dividends paid on the preferred stock. The shares are traded on the New York Stock Exchange. The closing price on December 31, 1997, was $26.375.

(2) The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%.
    The shares are redeemable after September 30, 2007. Beginning October 1, 2012, the rate increases to 9.89%. The shares are not convertible into any other securities of the Company. The Company contributed the proceeds of the offering to the Operating Partnership in exchange for preferred units, the economic terms of which are substantially identical to the Series C preferred stock.

===============================================================================
                           SIMON DeBARTOLO GROUP
       Reconciliation of Net Income to Funds From Operations ("FFO") (1)
                            As of December 31, 1997
                 (Amounts in thousands, except per share data)



                                                 Twelve Months Ended
                                                     December 31,
The Operating Partnership                         1997        1996
-------------------------                       --------   -----------

Income of the Operating Partnership before
Extraordinary Items                             $203,133      $134,663

Plus:
Depreciation and Amortization from
Consolidated Properties                          200,084       135,226

The Operating Partnership's  Share of
Depreciation and Amortization and
Extraordinary Items from Unconsolidated
Affiliates                                        46,760        20,159

Merger Integration Costs                               -         7,236

The Operating Partnership's Share of
(Gains) or Losses on the on the Sales of
Real Estate                                         (20)          (88)

Less:
Minority Interest Portion of Depreciation
and Amortization and Extraordinary Items         (5,581)       (3,007)

Preferred Dividends                             (29,248)      (12,694)
                                                --------      --------
Funds from Operations of the Operating
Partnership                                     $415,128      $281,495
                                                ========      ========
     Percent Increase                              47.5%

Weighted Average Common Shares and
Partnership Units Outstanding                    161,023       120,182

Primary and Fully Diluted FFO per Share/Unit       $2.58         $2.34
     Percent Increase                              10.3%

The Company
---------------
FFO Allocable to the Company                    $258,049      $172,468
     Percent Increase                              49.6%

Weighted Average Common Shares Outstanding        99,920        73,586

Primary and Fully Diluted FFO per Share            $2.58         $2.34
     Percent Increase                              10.3%

Distributions per Common Share/Unit              $2.0075     $1.629 (2)


(1) FFO amounts were calculated in accordance with the National Association of Real Estate Investment Trust's revised definition of FFO. Please see detailed discussion of FFO in the Company's December 31, 1997, Form 10-K.
(2) Includes $0.1515 special distribution paid in connection with the Merger of SPG and DRC, resulting in a change in the distribution payment cycle. The regular quarterly distribution remained at $0.4925 per share/unit, until May 1997, when it was increased to $0.5050 per share/unit.

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                             SIMON DeBARTOLO GROUP
                        Selected Financial Information
                            As of December 31, 1997
                        (In thousands, except as noted)



                                               As of or for the
                                             Twelve Months Ended
                                                 December 31,
                                                                            %
                                              1997           1996        Change
                                          -------------  ------------    ------
Financial Highlights(1)
--------------------

Total Revenues - Consolidated
Properties                                  $1,054,167     $  747,704     41.0%

Total EBITDA of Portfolio Properties        $  940,028      $ 615,322     52.8%
EBITDA After Minority Interest              $  746,842      $ 497,215     50.2%

Net Income Available to Common
Shareholders                                $  107,989     $   72,561     48.8%
Primary and Fully Diluted Net Income
Available to Common Shareholders per
Share                                       $     1.08     $     0.98     10.2%

Funds from Operations of the
Operating Partnership                       $  415,128     $  281,495     47.5%
Funds from Operations Allocable to
the Company                                 $  258,049     $  172,468     49.6%
Primary and Fully Diluted Funds from
Operations per Common Share                 $     2.58     $     2.34     10.3%

Common Stock Distributions, per
Common Share                                $   2.0075     $   1.6290 (7)   N/A


Operational Statistics
----------------------

Occupancy at End of Period:
     Regional Malls (3)                          87.3%          84.7%     2.6%
     Community Shopping Centers (4)              91.3%          91.6%    -0.3%

Average Base Rent per Square Foot:
     Regional Malls (3)                     $    23.65     $    20.68    14.4%
     Community Shopping Centers (4)         $     7.44     $     7.65    -2.7%

Total Tenant Sales Volume, in
millions: (2)(5)
     Regional Malls (6)                     $    7,960     $    6,470    23.0%
     Community Shopping Centers (4)         $    1,578     $    1,451     8.8%

Sales per Square Foot - Regional
Malls
     Total Sales                            $      315     $      290     8.6%
     Comparable Sales                       $      318     $      298     6.7%

Number of Properties Open at End of
Period                                             202            186     8.6%


(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.
(2) Based upon the business and properties of SPG and DRC on a combined basis to give effect to the Merger for all periods reported.
(3)  Includes mall and freestanding stores.
(4)  Includes all Owned GLA.
(5)  Represents only those tenants who report sales.
(6) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.
(7) Includes $0.1515 special distribution paid in connection with the Merger of SPG and DRC, resulting in change in distribution payment cycle. The regular quarterly distribution remained at $0.4925 per share/unit, until May 1997, when it was increased to $0.5050 per share/unit.

===============================================================================

                             SIMON DeBARTOLO GROUP
                        Selected Financial Information
                            As of December 31, 1997
                        (In thousands, except as noted)


                                            December 31,     December 31,
Equity Information                              1997             1996
------------------                          -------------    ------------

Units Outstanding at End of Period                 61,851         60,974
Common Shares Outstanding at End of
Period                                            109,643         96,880
                                            -------------    ------------

Total Common Shares and Units
Outstanding at End of Period                      171,494        157,854
                                            =============    ============

Weighted Average Units Outstanding for
the Period                                         61,103         46,596
Weighted Average Common Shares
Outstanding for the Period                         99,920         73,586
                                            -------------    ------------

     Weighted Average Common Shares and
       Units Outstanding for the Period           161,023        120,182
                                            =============    ============


Selected Balance Sheet Information
----------------------------------

Total Assets                                 $  7,662,667     $ 5,895,910

Consolidated Debt                            $  5,077,990     $ 3,681,984

SDG Share of Joint Venture Debt              $    770,776     $   448,218


Debt-to-Market Capitalization

Common Stock Price at End of Period          $    32.6875     $     31.00

Equity Market Capitalization (1)             $  5,966,702     $ 5,193,488

Total Capitalization - Consolidated
Debt Only                                    $ 11,044,692     $ 8,875,472

Debt-to-Market Capitalization -
Consolidated Only                                   46.0%           41.5%

Total Capitalization - Including SDG
Share of JV Debt (millions)                  $ 11,815,468     $ 9,323,690

Debt-to-Market Capitalization -
Including SDG Share of JV Debt                      49.5%           44.3%


(1) Market value of Common Stock, Units and Series B Preferred Stock plus book value of Series C Preferred Stock.

===============================================================================

                             SIMON DeBARTOLO GROUP
                     Portfolio GLA, Occupancy & Rent Data
                            As of December 31, 1997

                                                               Avg. Annualized
                                Total        % of   % of Owned  Base Rent Per
                   GLA-Sq.      Owned      Owned    GLA Which  Leased Sq. Ft.
Type of Property      Ft.        GLA        GLA     is Leased    of Owned GLA

Regional Malls

-Anchor          65,271,065   21,440,184     27.5%      97.6%        $3.28

-Mall Store      35,883,931   35,851,333     46.0%      87.2%        23.99
-Freestanding     1,689,073      749,167      0.9%      94.6%         8.45
                -----------  -----------    ------      -----        -----
     Subtotal    37,573,004   36,600,500     46.9%      87.3%        23.65

Regional Mall   -----------  -----------    ------      -----        -----
     Total      102,844,069   58,040,684     74.4%      91.1%       $15.65

Community Shopping Centers

-Anchor          11,678,178    7,510,569      9.6%      94.8%        $5.97
-Mall Store       4,650,192    4,569,102      5.9%      85.0%        10.31
-Freestanding       971,177      453,762      0.6%      98.4%         6.51

Community Ctr. -----------   -----------    ------      -----        -----
     Total       17,299,547   12,533,433     16.1%      91.3%        $7.44

Office Portion
  of Mixed-Use
  Properties      2,253,072    2,253,072      2.9%      92.7%       $18.72

Value-Oriented
Super-Regional
  Malls           3,697,222    3,572,222      4.6%      93.8%       $16.20

Properties under
Redevelopment     2,678,757    1,592,654      2.0%

                -----------  -----------    ------
GRAND TOTAL     128,772,667   77,992,065    100.0%
                ===========  ===========    ======

                               Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)

           12/31/97              87.3%                 91.3%
           12/31/96              84.7%                 91.6%


          12/31/95(3)            85.5%                 93.6%
          12/31/94(3)            85.6%                 93.9%
          12/31/93(3)            85.9%                   (4)

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(4) Information not available as community shopping center statistics for the properties formerly owned by DRC were not calculated prior to 1994.

===============================================================================
                             SIMON DeBARTOLO GROUP
                               Rent Information
                            As of December 31, 1997




Average Base Rent


           Mall & Freestanding
                Stores at         %           Community          %
As of         Regional Malls    Change     Shopping Centers    Change
-----         --------------    ------     ----------------    ------

 12/31/97         $23.65         14.4%            $7.44         -2.7%
 12/31/96         20.68           7.8              7.65          4.9
 12/31/95(1)      19.18           4.4              7.29          2.4
 12/31/94(1)      18.37           3.8              7.12          N/A
 12/31/93(1)      17.70           5.0              N/A           N/A


Rental Rates
========
                      Base Rent(2)
           -------------------------------
            Store Openings   Store Closings         Amount of Change
Year        During Period    During Period         Dollar   Percentage
----        -------------    -------------         ------   ----------

Regional Malls:
---------------
1997           $29.66            $21.26            $8.40(3)    39.5% (3)
1996            23.59             18.73             4.86       25.9


Community Shopping Centers:
--------------------------
1997            $8.63             $9.44           ($0.81)      (8.6)%
1996             8.18              6.16             2.02       32.8


(1)On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(2)Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.
(3)Including the acquisitions of Dadeland Mall, The Fashion Mall at Keystone at the Crossing, the RPT properties and the opening of The Source. Excluding these events, the spread was $6.57, or a 30.9% increase.

===============================================================================
                             SIMON DeBARTOLO GROUP
                             Lease Expirations(1)
                            As of December 31, 1997


                Number of       Square           Avg. Base Rent
   Year          Leases          Feet            per Square Foot
                Expiring                           at 12/31/97

Regional Malls - Mall &
Freestanding Stores

1998                  1,075      1,966,135              23.37
1999                  1,293      2,559,916              22.19
2000                  1,143      2,374,173              23.77
2001                  1,037      2,356,750              22.61
2002                    975      2,379,510              21.28
2003                    857      2,235,063              23.90
2004                    867      2,522,961              23.99
2005                    875      2,716,913              23.80
2006                    984      2,900,258              24.22
2007                    757      2,183,444              26.93
             -------------- --------------
TOTALS                9,863     24,195,123             $23.59


Regional Malls -
Anchor Tenants

1998                     11      1,736,548              1.51
1999                     13      1,756,190              1.82
2000                     13      1,926,080              1.93
2001                     10      1,343,624              2.24
2002                      9      1,130,198              1.63
2003                      6        680,154              3.81
2004                     14      1,257,969              3.89
2005                     10      1,227,471              2.86
2006                     13      1,497,959              3.38
2007                      5        484,095              2.61
             -------------- --------------
TOTALS                  104     13,040,288             $2.43


Community Centers -
 Mall Stores &
Freestanding Stores

1998                    143        347,077             11.04
1999                    162        459,017             10.94
2000                    184        539,643             11.21
2001                    132        415,307             11.15
2002                    105        404,998             10.77
2003                     49        247,874             10.61
2004                     22        116,686             11.76
2005                     26        154,038             10.29
2006                     17        130,822              9.47
2007                      9        107,720              8.25
             -------------- --------------
TOTALS                  849      2,923,182            $10.81

===============================================================================


Community Centers -
Anchor Tenants

1998                      2         63,195               4.59
1999                      8        238,681               4.83
2000                      7        266,438               5.13
2001                     10        389,608               3.62
2002                      7        255,618               6.38
2003                       9        288,658              6.50
2004                       7        183,317              6.49
2005                     11        630,445               5.61
2006                      9        493,910               5.77
2007                     13        695,580               5.82
             -------------- --------------
TOTALS                   83      3,505,450              $5.52

(1)  Does not consider the impact of options that may be contained in leases.

===============================================================================
SIMON DeBARTOLO GROUP
Total Debt Amortization and Maturities by Year
As of December 31,1997
  (In thousands)



                            Secured        Unsecured      Unconsolidated
                         Consolidated    Consolidated     Joint Venture         Total
       Year                   Debt            Debt             Debt              Debt




               1998           $320,835        $70,000           $228,626           $619,461
               1999            194,011      1,015,000             20,490          1,229,501
               2000            291,740              0            222,076            513,816
               2001            250,091              0            228,475            478,567
               2002            496,321              0            310,681            807,002
               2003            136,558        100,000            176,203            412,761
               2004            571,262        250,000            119,268            940,530
               2005             46,508        360,000            238,450            644,958
               2006            112,848        250,000            198,794            561,642
2007                           158,858        180,000             64,999            403,857
Thereafter                     126,301        150,000             80,450            356,751
                            ----------     ----------         ----------         ----------
                            $2,705,333     $2,375,000         $1,888,512         $6,968,845
                            ----------     ----------         ----------         ----------
Adjustment of
Indebtedness to                                                                     (2,343)
Fair Mkt Value, Net
                                                                                 ----------
Total Indebtedness *                                                             $6,966,502
                                                                                 ==========
 * The Operating Partnership's pro-rata share of this debt is $5,716,295.


SIMON DeBARTOLO GROUP
Scheduled Debt Amortization and Maturities
As of December 31, 1997

(In thousands)

                   Scheduled     Scheduled
Year               Amortiza-     Maturities      Total
                     tion
                     --------    ----------   ----------
Consolidated

Mortgage Debt
1998                  $18,955      $301,880     $320,835
1999                   19,028       174,983      194,011
2000                   21,144       270,596      291,740
2001                   18,774       231,318      250,091
2002                   16,228       480,093      496,321
2003                   14,602       121,956      136,558
2004                   10,350       560,912      571,262
2005                   10,531        35,977       46,508
2006                    8,328       104,520      112,848
2007                    5,182       153,676      158,858
Thereafter              5,656       120,645      126,301
                     --------    ----------   ----------
                     $148,778    $2,556,555   $2,705,333
                     --------    ----------   ----------
Corporate
Credit
Facility

1999                        0       952,000      952,000

Other
Unsecured Debt
1998                        0        70,000       70,000
1999                        0        63,000       63,000
2000                        0             0            0
2001                        0             0            0
2002                        0             0            0
2003                        0       100,000      100,000
2004                        0       250,000      250,000
2005                        0       360,000      360,000
2006                        0       250,000      250,000
2007                        0       180,000      180,000
Thereafter                  0       150,000      150,000
                     --------    ----------   ----------
Adjustment of
Indebtedness
to
Fair Mkt              (2,343)             0      (2,343)
Value, Net
                     --------    ----------   ----------
Total
Consolidated
Debt                 $146,435    $4,931,555   $5,077,990
                     --------    ----------   ----------
Joint Ventures

Mortgage Debt
1998                    4,360       224,266      228,626
1999                    4,735        15,755       20,490
2000                    5,014       217,062      222,076
2001                    7,951       220,524      228,475
2002                    7,366       303,315      310,681
2003                    6,126       170,077      176,203
2004                    5,986       113,282      119,268
2005                    2,413       236,037      238,450
2006                    1,275       197,520      198,794
2007                        0        64,999       64,999
Thereafter                  0        80,450       80,450
                     --------    ----------   ----------
Total Joint           $45,225    $1,843,287   $1,888,512
Venture Debt         --------    ----------   ----------


SIMON DeBARTOLO GROUP
Summary of Indebtedness
As of  December 31, 1997
(In thousands)


                                              SDG's                  Weighted
                                                                      Avg
                                  Total      Share of    Weighted      Years
                                                          Avg
                               Indebted-   Indebted-    Interest       to
                                  ness        ness        Rate      Maturity

Consolidated Indebtedness

Mortgage Debt
Fixed Rate                      $2,180,664  $2,090,572       7.70%        6.5
Debt Swapped to Maturity            50,000      50,000       7.74%        3.7
Capped to Maturity, Currently      154,380     154,380       6.32%        1.0
"In the Money"
Other Hedged Debt                  175,999     139,969       6.21%        3.0
Floating Rate Debt                 144,290     137,589       6.83%        3.9
                                ----------  ----------      ------     ------
Subtotal Mortgage Debt           2,705,333   2,572,510       7.84%        5.8

Unsecured Debt
Fixed Rate                       1,290,000   1,290,000       6.97%        8.2
Floating Rate Debt               1,085,000   1,085,000       6.55%        1.6
                                ----------  ----------      ------     ------
Subtotal Unsecured Debt          2,375,000   2,375,000       6.78%        5.2

Adjustment to Fair Market          (3,038)     (2,688)         N/A        N/A
Value - Fixed Rate
Adjustment to Fair Market              695         697         N/A        N/A
Value - Variable Rate
                                ----------  ----------      ------     ------
Consolidated Mortgage and        5,077,990   4,945,519       7.33%        5.5
Other Notes Payable
                                ----------  ----------      ------     ------

Joint Venture Mortgage
Indebtedness
Fixed Rate                         971,976     431,489       7.77%        7.0
Debt Swapped to Maturity           120,000      30,000       7.38%        4.4
Other Hedged Debt                  181,991      40,905       6.83%        4.5
Floating Rate Debt                 614,545     268,383       7.19%        2.1
                                ----------  ----------      ------     ------
Joint Venture Mortgage and
Other Notes Payable             $1,888,512    $770,776       7.50%        5.1
                                ----------  ----------      ------     ------

SDG's Share of Total                        $5,716,295       7.36%        5.4
Indebtedness                                ----------      ------     ------

SIMON DeBARTOLO GROUP
Summary of Indebtedness By Maturity
As of  December 31, 1997
(In thousands)


                                                         SDG's    Weighted
                                                                     Avg
     Property            Maturity  Interest    Total    Share of  Interest
                                                                    Rate
       Name                Date      Rate    Indebtedn Indebted-   by Year
                                                ess       ness

Consolidated
Indebtedness
Fixed Rate Mortgage
Debt:

White Oaks Mall           3/1/98      7.70%    16,500      9,062
Ross Park Mall           8/15/98      6.14%    60,000     60,000
     Subtotal 1998                             76,500     69,062    6.34%

Great Lakes Mall          3/1/99      7.07%     8,608      8,608
Ingram Park Mall         11/1/99      9.63%     7,000      7,000
Ingram Park Mall         12/1/99      8.10%    48,580     48,580
Barton Creek Square      12/30/99     8.10%    62,868     62,868
La Plaza Mall            12/30/99     8.25%    50,044     50,044
     Subtotal 1999                            177,100    177,100    8.15%

Windsor Park Mall         6/1/00      8.00%     5,948      5,948
Trolley Square           7/23/00      5.81%    19,000     17,100
North East Mall           9/1/00     10.00%    22,201     22,201
Bloomingdale Court       12/1/00      8.75%    29,009     29,009
Forest Plaza             12/1/00      8.75%    16,904     16,904
Fox River Plaza          12/1/00      8.75%    12,654     12,654
Lake View Plaza          12/1/00      8.75%    22,169     22,169
Lincoln Crossing         12/1/00      8.75%       997        997
Matteson Plaza           12/1/00      8.75%    11,159     11,159
Regency Plaza            12/1/00      8.75%     1,878      1,878
St. Charles Towne        12/1/00      8.75%    30,742     30,742
Plaza
West Ridge Plaza         12/1/00      8.75%     4,612      4,612
White Oaks Plaza         12/1/00      8.75%    12,345     12,345
     Subtotal 2000                            189,618    187,718    8.61%

Biltmore Square           1/1/01      7.15%    27,534     27,534
Chesapeake Square         1/1/01      7.28%    49,490     49,490
Port Charlotte Town       1/1/01      7.28%    46,102     46,102
Center
Great Lakes Mall          3/1/01      6.74%    53,410     53,410
     Subtotal 2001                            176,536    176,536    7.09%

Lima Mall                 3/1/02      7.12%    19,166     19,166
Columbia Center          3/15/02      7.62%    42,867     42,867
Northgate Shopping       3/15/02      7.62%    80,046     80,046
Center
Tacoma Mall              3/15/02      7.62%    93,656     93,656
River Oaks Center   (2)   6/1/02      8.67%    32,500     32,500
Crossroads Mall          7/31/02      7.75%    41,440     41,440
North Riverside           9/1/02      9.38%     4,054      4,054
Park Plaza
North Riverside           9/1/02     10.00%     3,617      3,617
Park Plaza
Anderson Mall            9/15/02      6.57%    19,000     19,000
Forest Mall              9/15/02      6.57%    12,800     12,800
Forest Village Park      9/15/02      6.57%    20,600     20,600
Mall
Golden Ring Mall         9/15/02      6.57%    29,750     29,750
Longview Mall            9/15/02      6.57%    22,100     22,100
Markland Mall            9/15/02      6.57%    10,000     10,000
Midland Park Mall        9/15/02      6.57%    22,500     22,500
North Towne Square       9/15/02      6.57%    23,500     23,500
Hutchinson Mall          10/1/02      8.44%    11,523     11,523
     Subtotal 2002                            489,119    489,119    7.39%

Battlefield Mall          6/1/03      7.50%    49,730     49,730
South Park Mall          6/15/03      7.25%    24,748     24,748
Miami International      12/21/03     6.91%    47,009     28,205
Mall
     Subtotal 2003                            121,487    102,683    7.28%

Forum Phase I -          5/15/04      7.13%    46,997     28,198
Class A-1
Forum Phase II -         5/15/04      7.13%    43,004     23,652
Class A-1
Cielo Vista Mall          7/1/04      8.13%     2,323      2,323
College Mall              7/1/04      7.00%    42,936     42,936
Greenwood Park Mall       7/1/04      7.00%    35,960     35,960
Tippecanoe Mall           7/1/04      8.45%    46,961     46,961
Towne East Square         7/1/04      7.00%    56,767     56,767
Cross -
Collaterized
Mortgages 9         (1)  12/19/04     7.27%   175,000    175,000
     Subtotal 2004                            449,948    411,797    7.30%

Melbourne Square          2/1/05      7.42%    39,841     39,841
     Subtotal 2005                             39,841     39,841    7.42%

Treasure Coast            1/1/06      7.42%    53,953     53,953
Square
Gulf View Square         10/1/06      8.25%    38,157     38,157
Paddock Mall             10/1/06      8.25%    30,347     30,347
     Subtotal 2006                            122,457    122,457    7.88%

Cielo Vista Mall          5/1/07      9.38%    55,615     55,615
McCain Mall               5/1/07      9.38%    26,059     26,059
Valle Vista Mall          5/1/07      9.38%    34,514     34,514
University Park          10/1/07      7.43%    59,500     35,700
Mall
     Subtotal 2007                            175,688    151,888    8.92%

Randall Park Mall         1/1/11      9.25%    33,879     33,879
     Subtotal 2011                             33,879     33,879    9.25%

Windsor Park Mall         5/1/12      8.00%     8,863      8,863
     Subtotal 2012                              8,863      8,863    8.00%

Chesapeake Center        5/15/15      8.44%     6,563      6,563
Grove at Lakeland        5/15/15      8.44%     3,750      3,750
Square, The
Terrace at Florida       5/15/15      8.44%     4,688      4,688
Mall, The
     Subtotal 2015                             15,001     15,001    8.44%

Sunland Park Mall         1/1/26      8.63%    39,855     39,855
     Subtotal 2026                             39,855     39,855    8.63%

Keystone at the           7/1/27      7.85%    64,772     64,772
Crossing
     Subtotal 2027                             64,772     64,772    7.85%

                                             ---------  ---------  --------
Total Consolidated Fixed Rate
Mortgage Debt                                2,180,664  2,090,572    7.70%
                                             ---------  ---------  --------
Variable Rate
Mortgage Debt:


Eastland Mall             3/1/98      7.22%    30,000     30,000
Edison Mall         (2)  3/19/98      6.37%    41,000     41,000
Eastgate Consumer        12/31/98     6.00%    22,929     22,929
Mall
Riverway                 12/31/98     6.38%   131,451    131,451
     Subtotal 1998                            225,380    225,380    6.45%

Jefferson Valley         1/12/00      6.27%    50,000     50,000
Mall
Shops at Sunset          6/30/00      6.97%    23,546     17,660
Place, The
Trolley Square           7/23/00      7.22%     8,141      7,327
     Subtotal 2000                             81,687     74,986    6.53%

Crystal River             1/1/01      7.72%    16,000     16,000
Orland Square       (2)   9/1/01      7.74%    50,000     50,000
     Subtotal 2001                             66,000     66,000    7.74%

Highland Lakes            3/1/02      7.22%    14,377     14,377
Center
Mainland Crossing        3/31/02      7.22%     2,226      2,226
     Subtotal 2002                             16,603     16,603    7.22%

Forum Phase I -          5/15/04      6.02%    44,385     26,631
Class A-2
Forum Phase II -         5/15/04      6.02%    40,614     22,338
Class A-2
Cross -             (1)  12/19/04     6.08%    50,000     50,000
Collaterized
Mortgages 10
     Subtotal 2004                            134,999     98,969    6.05%
                                            ---------  ---------  --------
Total Variable Rate                           524,669    481,938    8.43%
Mortgage Debt
                                            ---------  ---------  --------
Total Consolidated                          2,705,333  2,572,510    7.84%
Mortgage Debt
                                            ---------  ---------  --------
Fixed Rate
Unsecured Debt:

SDG, LP (PATS)           11/15/03     6.75%   100,000    100,000
     Subtotal 2003                            100,000    100,000    6.75%

SCA (Bonds)         (2)  1/15/04      6.75%   150,000    150,000
SDG, LP (Bonds)          7/15/04      6.75%   100,000    100,000
     Subtotal 2004                            250,000    250,000    6.75%

SCA (Bonds)         (2)  5/15/05      7.63%   110,000    110,000
SDG, LP (Bonds)          10/27/05     6.88%   150,000    150,000
SDG, LP (MTN)            6/24/05      7.13%   100,000    100,000
     Subtotal 2005                            360,000    360,000    7.17%

SDG, LP (Bonds)          11/15/06     6.88%   250,000    250,000
     Subtotal 2006                            250,000    250,000    6.88%

SDG, LP (MTN)            9/20/07      7.13%   180,000    180,000
     Subtotal 2007                            180,000    180,000    7.13%

SDG, LP (Bonds)          7/15/09      7.00%   150,000    150,000
     Subtotal 2009                            150,000    150,000    7.00%

                                            ---------  ---------  --------
Total Unsecured                             1,290,000  1,290,000    6.97%
Fixed Rate Debt                             ---------  ---------  --------
Variable Rate
Unsecured Debt:

SDG, L.P. Unsecured      9/25/98      6.47%    70,000     70,000
Loan
     Subtotal 1998                             70,000     70,000    6.47%

Corporate Credit         9/27/99      6.56%   952,000    952,000
Facility
     Subtotal 1999                            952,000    952,000    6.56%

SDG, L.P. Unsecured      1/31/99      6.47%    63,000     63,000
Loan
     Subtotal 2000                             63,000     63,000    6.47%
                                            ---------  ---------  --------
Total Unsecured Variable
 Rate Debt                                  1,085,000  1,085,000    6.55%
                                                       ---------  --------
Total Unsecured Debt                                   2,375,000    6.78%
                                                       ---------  --------
Adjustment of Fixed-Rate                      (3,038)    (2,688)     N/A
Indebtedness to FMV
Adjustment of Variable-Rate                       695        697     N/A
Indebtedness to FMV
                                                       ---------  --------
Total Consolidated                          5,077,990  4,945,519    7.33%
Debt

Joint Venture
Indebtedness
Fixed Rate Mortgage
Debt:

Northfield Square         4/1/00      9.52%    24,330     24,330
Coral Square             12/1/00      7.40%    53,300     26,650
     Subtotal 2000                             77,630     50,980    8.41%

Palm Beach Mall          12/15/02     8.21%    51,360     25,680
     Subtotal 2002                             51,360     25,680    8.21%

Avenues, The             5/15/03      8.36%    58,408     14,602
Century III Mall          7/1/03      6.78%    66,000     33,000
Lakeland Square          12/22/03     7.26%    52,961     26,481
     Subtotal 2003                            177,369     74,083    7.26%


Indian River        (5)  11/1/04      7.58%     8,399      4,200
Commons
Indian River Mall   (5)  11/1/04      7.58%    46,602     23,301
     Subtotal 2004                             55,001     27,501    7.58%

Westchester, The    (2)   9/1/05      8.74%   153,234     76,617
Cobblestone Court        11/30/05     7.22%     6,180      2,163
Crystal Court            11/30/05     7.22%     3,570      1,250
Fairfax Court            11/30/05     7.22%    10,320      2,709
Gaitway Plaza            11/30/05     7.22%     7,350      1,715
Plaza at Buckland        11/30/05     7.22%    17,680      6,055
Hills, The
Ridgewood Court          11/30/05     7.22%     7,980      2,793
Royal Eagle Plaza        11/30/05     7.22%     7,920      2,772
Village Park Plaza       11/30/05     7.22%     8,960      3,136
West Town Corners        11/30/05     7.22%    10,330      2,411
Westland Park Plaza      11/30/05     7.22%     4,950      1,155
Willow Knolls Court      11/30/05     7.22%     6,490      2,272
Yards Plaza, The         11/30/05     7.22%     8,270      2,895
     Subtotal 2005                            253,234    107,942    8.30%

Great Northeast           6/1/06      9.04%    17,812      8,906
Plaza
Seminole Towne            1/1/06      6.88%    70,500     31,725
Center
Smith Haven Mall          6/1/06      7.86%   115,000     28,750
     Subtotal 2006                            203,312     69,381    7.56%

Lakeline Mall             5/1/07      7.65%    73,620     36,810
     Subtotal 2007                             73,620     36,810    7.65%

West Town Mall            5/1/08      6.90%    76,000     38,000
     Subtotal 2008                             76,000     38,000    6.90%

Ontario Mills - 4   (4)  12/28/09     0.00%     4,450      1,113
     Subtotal 2009                              4,450      1,113    0.00%

Total Joint Venture                           -------  ---------  --------
Fixed Rate                                    971,976    431,489    7.77%
Mortgage Debt
                                              -------  ---------  --------
Variable Rate
Mortgage Debt:


Aventura Mall             8/8/98      6.82%    43,766     14,589
Aventura Mall             8/8/98      9.75%     5,500      1,833
Aventura Mall             8/8/98      7.68%   100,000     33,333
Florida Mall, The        12/1/98      8.65%    75,000     37,500
     Subtotal 1998                            224,266     87,255    8.00%

Tower Shops, The    (3)  3/13/99      7.72%    15,755      7,878
Dadeland Mall            12/10/99     6.42%   140,000     70,000
     Subtotal 1999                            155,755     77,878    6.55%


Grapevine Mills     (6)  4/25/01      7.07%   112,096     42,036
Source, The              7/16/01      7.07%   108,428     54,214
     Subtotal 2001                            220,524     96,250    7.07%

Arizona Mills             2/1/02      7.02%   121,991     32,103
Lakeline Plaza            6/6/02      6.09%    14,000      7,000
Ontario Mills       (3)   5/7/02      7.37%    50,000     12,500
Ontario Mills       (7)   5/7/02      7.21%    20,000      5,000
Ontario Mills       (7)   5/7/02      7.46%    50,000     12,500
     Subtotal 2002                            255,991     69,103    7.08%

Circle Centre Mall       1/31/04      6.16%    60,000      8,802
     Subtotal 2004                             60,000      8,802    6.16%
                                              -------  ---------  --------
Total Joint Venture
Variable Rate Debt                            916,536    339,288    7.17%
                                                       ---------  --------
Total Joint Venture Debt                    1,888,512    770,776    7.50%
                                                       ---------  --------
SDG's Share of Total  Indebtedness          6,966,502  5,716,295    7.36%
                                                       =========  ========



(1)  New CMBS secured by six former DRC properties and West Ridge Mall.
(2) Represents debt assumed in connection with the acquisition of the RPT properties.
(3)  Two one-year options exist to extend maturity.
(4) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.
(5) On October 14, 1997, center permanently financed at fixed rate of 7.58% maturing November 1, 2004.
(6)  Grapevine Mills LIBOR spread reduced to 1.35% (from 1.65%) effective
     November 20, 1997.
(7)  LIBOR was swapped through maturity at 6.21% effective October 8, 1997.
     Two one-year options exist to extend maturity.

===============================================================================
SIMON DeBARTOLO GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements
As of December 31, 1997
(In thousands)

                            Principal    SDG       SDG's    Interest
Property           Maturity  Balance  Ownership % Share of    Rate   Terms of               Terms of
Name                 Date   12/31/97                Loan    12/31/97 Variable  Interest Rate Protection Agreement
                                                  Balance              Rate

Consolidated
Properties:

Secured Debt:

Eastland Mall       3/1/98     30,000  100.00%     30,000   7.219%  LIBOR +
                                                                    1.500%
Edison Mall        3/19/98     41,000  100.00%     41,000   6.369%  LIBOR +    LIBOR Capped at  8.35% through
                                                                    .650%      maturity
Eastgate Consumer  12/31/98    22,929  100.00%     22,929   6.000%  LIBOR +    LIBOR Capped at  5.00% through
Mall                                                                1.000%     maturity
Riverway           12/31/98    85,571  100.00%     85,571   6.375%  LIBOR +    LIBOR Capped at  5.00% through
                                                                    1.375%     maturity
Riverway           12/31/98    45,880  100.00%     45,880   6.375%  LIBOR +    LIBOR Capped at  5.00% through
                                                                    1.375%     maturity

Jefferson Valley   1/12/00     50,000  100.00%     50,000   6.269%  LIBOR +    LIBOR Capped at  8.70% through
Mall                                                                .550%      maturity
Shops at Sunset    6/30/00     23,546   75.00%     17,660   6.969%  LIBOR +    See Footnote (1)
Place, The                                                          1.250%
Trolley Square     7/23/00      8,141   90.00%      7,327   7.219%  LIBOR +
                                                                    1.500%

Orland Square       9/1/01     50,000  100.00%     50,000   7.742%  LIBOR +    LIBOR Swapped at 7.24% through
                                                                    .500%      maturity
Crystal River       1/1/01     16,000  100.00%     16,000   7.719%  LIBOR +
                                                                    2.000%

Highland Lakes      3/1/02     14,377  100.00%     14,377   7.219%  LIBOR +
Center                                                              1.500%
Mainland Crossing  3/31/02      2,226  100.00%      2,226   7.219%  LIBOR +
                                                                    1.500%

Forum Phase I -    5/15/04     44,385   60.00%     26,631   6.019%  LIBOR +    LIBOR Capped at  11.53% through
Class A-2                                                           .300%      maturity,  See Footnote (2)
Forum Phase II -   5/15/04     40,614   55.00%     22,338   6.019%  LIBOR +    LIBOR Capped at  11.53% through
Class A-2                                                          .300%      maturity,  See Footnote (2)
Cross -            12/19/04    50,000  100.00%     50,000   6.084%  LIBOR +    LIBOR Capped at  16.77% through
Collaterized                                                       .365%      maturity
Mortgages 10
                             --------           ---------
Total Consolidated Secured
Debt                          524,669             481,938
                             --------           ---------
Unsecured Debt:
SDG, L.P.          9/25/98     70,000  100.00%     70,000   6.469%  LIBOR +    See Footnote (3)
Unsecured Loan                                                     .750%
Corporate Credit   9/27/99    952,000  100.00%    952,000   6.564%  LIBOR +    See Footnote (2)
Facility                                                           .650%
SDG, L.P.          1/31/99     63,000  100.00%     63,000   6.469%  LIBOR +    See Footnote (4)
Unsecured Loan                                                     .750%

Total  Consolidated         1,085,000           1,085,000
Unsecured Debt

Adjustment of Variable-           695                 695
Rate Indebtedness to FMV
                            ---------           ---------
Consolidated Variable Rate
Debt                        1,610,364           1,567,633
                            ---------           ---------

==========================================================================
Joint Venture
Properties:

                            Principal    SDG       SDG's    Interest
Property           Maturity  Balance  Ownership % Share of    Rate   Terms of               Terms of
Name                 Date   12/31/97                Loan    12/31/97 Variable  Interest Rate Protection Agreement
                                                  Balance              Rate


Aventura Mall       8/8/98     43,766   33.33%     14,589   6.819%  LIBOR +    See Footnote (1)
                                                                    1.100%
Aventura Mall       8/8/98      5,500   33.33%      1,833   9.750%  PRIME +
                                                                    1.250%

Aventura Mall       8/8/98    100,000   33.33%     33,333   7.680%  Tokyo CD
                                                                    Rate +
                                                                    .900%
Florida Mall, The  12/1/98     75,000   50.00%     37,500   8.650%  Commercial Paper
                                                                    Rate + .750%

Tower Shops, The   3/13/99     15,755   50.00%      7,878   7.719%  LIBOR +    Two one-year extensions exist to
                                                                    2.000%     extend maturity.  See Footnote (5).
Dadeland Mall      12/10/99   140,000   50.00%     70,000   6.419% LIBOR +
                                                                    .700%


Grapevine Mills    4/25/01    112,096   37.50%     42,036   7.069%  LIBOR +    Spread reduced from 1.65% to 1.35%
                                                                    1.350%     November 20, 1997.  See Footnote (1)
Source, The        7/16/01    108,428   50.00%     54,214   7.069%  LIBOR +    Spread was reduced from 1.75% upon
                                                                    1.350%     1997 opening

Arizona Mills       2/1/02    121,991   26.32%     32,103   7.019%  LIBOR +    LIBOR Capped at  9.50% through
                                                                    1.300%     maturity
Ontario Mills       5/7/02     50,000   25.00%     12,500   7.370%  LIBOR +    LIBOR Swapped at  6.37% through
                                                                    1.000%     maturity.  See Footnote (1).
Ontario Mills       5/7/02     20,000   25.00%      5,000   7.210%  LIBOR +    A swap at 6.21% through maturity
                                                                    1.000%     was obtained on October 8, 1997
Ontario Mills       5/7/02     50,000   25.00%     12,500   7.460%  LIBOR +    A swap at 6.21% through maturity
                                                                    1.250%     was obtained on October 8, 1997
Lakeline Plaza      6/6/02     14,000   50.00%      7,000   6.094%  LIBOR +
                                                                    .375%

Circle Centre      1/31/04     60,000   14.67%      8,802   6.159%  LIBOR +    LIBOR Capped at  8.81% through
Mall                                                                .440%      maturity
                            ---------           ---------
Total Joint Venture
Properties                    916,536             339,288
                            ---------           ---------
Total Variable Mortgage
and Other Indebtedness      2,526,900           1,906,921
                            =========           =========

Footnotes:
(1)  Rate can be reduced based upon project performance.
(2) A two year interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.19%, was obtained January 6, 1998. The 11.53% LIBOR cap on $90M has been transferred to the Corporate Credit Facility.
(3)  The LIBOR spread has been reduced to 0.65% during 1998.
(4) A two year interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.14%, was obtained January 15, 1998.
(5)  Rate has been reduced to LIBOR plus 1.20% from LIBOR plus 2.00%.

      The following table summarizes variable rate debt:

                            Total            SDG Share
Swapped debt                 170,000             80,000
Capped debt "in the          154,380            154,380
money"
Other hedged variable        407,990            230,874
rate debt
Unhedged variable rate
debt                       1,794,530          1,441,667
                           ---------          ---------
                           2,526,900          1,906,921
                           =========          =========

===============================================================================
                             SIMON DeBARTOLO GROUP
                          New Development Activities
                            As of December 31, 1997

                                                           Non-Anchor
                        SDG       Actual/    Projected     Sq. Footage
       Mall/         Ownership   Projected     Cost          Leased/       GLA
    Location        Percentage   Opening  (in millions)    Committed   (sq. ft.)
------------------  ----------  ---------  -------------  ------------  ----------

     Projects Under
       Construction

Muncie Plaza            100%        4/98        $14          97% (1)      195,500
Muncie, IN

      Anchors/Major      Kohl's
           Tenants:      (4/98 opening), TJMaxx (opened
                         11/97), OfficeMax (opened 12/97),
                         Shoe Carnival (3/98 opening),
                         Factory Card Outlet (opened 2/98)

                         Leased/Committed of 97% is
                         based on 170,500 sf built to
                         date. Remaining 25,000 sf projected
                         to open Summer 1999.

-------------------  ----------  ---------  -------------  ------------  ----------

Shops at Sunset         75%        10/98       $149            89%        510,000
Place
South Miami, FL

      Anchors/Major      AMC 24
           Tenants:    Theatre, NIKETOWN, Barnes & Noble, IMAX Theatre,
                       Virgin Megastore, Z Gallerie, GameWorks

-------------------  ----------  ---------  -------------  ------------  ----------

Lakeline Plaza          65%      Phase I -      $34         Phase I -     381,000
                                    5/98                     72%(1)
Austin, TX                       Phase II-
                                   11/98

      Anchors/Major   Linens 'N
           Tenants:   Things, TJMaxx, Old Navy, Toys "R" Us,
                      Office Max, Party City

-------------------  ----------  ---------  -------------  ------------  ----------

     Projects Under
        Development

Concord Mills           50%      Fall 1999     To be           (2)      1,400,000
Concord, NC                                 determined
(Charlotte)

      Anchors/Major    Books-A-
           Tenants:    Million, Bed Bath & Beyond,
                       TJMaxx, Off Rodeo Drive Beverly
                       Hills, AMC Theatres, Host
                       Marriott Services (food court)

-------------------  ----------  --------- -------------  ------------ ----------

Houston Premium         50%         1999       To be           (2)        462,000
Outlets                                     determined
Houston, TX

      Anchors/Major   Last Call
           Tenants:   Neiman Marcus Clearance Center,
                      Off 5th-Saks Fifth Avenue Outlet

-------------------  ----------  ---------  -------------  ------------  ----------

       The Shops at     100%       Summer      To be           (2)        359,000
    Northeast Plaza                 1999     determined
Hurst, TX

      Anchors/Major       To be
           Tenants:   announced

(1) Community Center leased/committed percentage includes owned anchor GLA.
(2)  Leasing still in preliminary stage.

===============================================================================

SIMON DeBARTOLO GROUP
Renovation/ Expansion Activities
As of December 31, 1997



                                                                        Total
                        SDG        Actual/       Projected            Existing
      Mall/          Ownership   Anticipated       Cost       Year      GLA
     Location       Percentage    Completion        (in       Built   (sq. ft.)
                                                 millions)
-----------------   ----------  -------------   -----------  -------  ----------

    Projects Under
      Construction


Aventura Mall          33.3%        11/97           $92        1983    1,459,000
Miami, FL                       (Bloomingdale's
(Expansion)                      and small shops)
                                 3/98 (All other)
                                 3/99 (Burdine's)

          Scope of   Additions
     Construction:  of 252,000 sq. ft. Bloomingdale's, 225,000
                      sq. ft. Burdines, 255,000
                    sq. ft. of small shops, 78,000 sq.
                      ft. AMC Theatre with 24 screens,
                    Rainforest Cafe and Cheesecake
                     Factory, new parking deck, Sears
                    37,000 sq. ft. expansion, Lord and Taylor
                    28,000 sq. ft. expansion, JCPenney
                    60,000 sq. ft. expansion, and Macy's
                    45,000 sq. ft. expansion
------------------   ---------- --------------  ------------  ------- ----------

Prien Lake Mall        100%         11/98            $30       1972      456,000
Lake Charles, LA
(Renovation/
Expansion)

          Scope of  Addition
     Construction:  of 157,000 sq. ft. Dillard's and
                    124,000 sq. ft. Sears; renovation of
                    existing mall and JCPenney building
                    and 68,000 sq. ft. expansion of shops
                    with food court
------------------   ----------  -----------  ------------   -------  ----------

The Florida Mall        50%      Winter 1999         $86       1986    1,120,000
Orlando, FL
(Expansion)

          Scope of   Addition
     Construction:  of 200,000 sq. ft.
                     Burdines and 190,000
                    sq. ft. of shops; Dillard's
                    42,000 sq. ft. expansion;
                     JCPenney 62,000 sq. ft.
                    expansion; Saks
                    15,000 sq. ft. expansion
------------------   ----------  -----------  -----------   -------  ----------


  Projects Under
   Development

Castleton Square       100%         11/98            $34       1972    1,353,000
Indianapolis, IN
(Renovation/
Expansion)

          Scope of   Addition
     Construction:   of 80,000 sq. ft. Galyan's
                    and 33,000 sq. ft. of small
                      shops; mall renovation
                     with new food court;
                    L.S. Ayres 48,000 sq.ft.
                    expansion; Lazarus remodel;
                     addition of Von Maur to
                      replace Montgomery Ward
------------------   ----------  -----------  -----------   -------  ----------

Mission Viejo Mall     100%           2000        $150        1979       817,000
Mission Viejo, CA
(Renovation/
Expansion)

          Scope of   Additions
     Construction:  of 160,000 sq. ft. Nordstrom
                    and two other fashion
                    anchors and 130,000
                    sq. ft. of small shops;
                    renovation with new food
                    court; Macy's 60,000 sq.
                    ft. expansion and
                    Robinson-May 70,000 sq. ft.
                     expansion

===============================================================================


  Projects Under
   Development

North East Mall        100%       Fall 2000         $110       1971    1,142,000
Hurst, TX
(Renovation/
Expansion)

          Scope of   Addition
     Construction:   of 60,000 square feet of
                     small shops, 160,000
                     sq. ft. Nordstrom and one
                    additional department store;
                    expansions of Dillard's
                    and JCPenney; renovation of Sears
------------------   ---------- --------------  ------------  ------- ----------

Richmond Town          100%           3/99         $57        1966       873,000
Square
Cleveland, OH
(Renovation/
Expansion)

          Scope of  Additions
     Construction:  of 165,000 sq. ft. Kaufmann's
                    and 25,000 sq. ft.
                    Barnes & Noble; new
                    food court; addition
                    of 87,000 sq. ft.
                    Sony Theatre with 20
                    screens; JCPenney and Sears remodel

===============================================================================

                             SIMON DeBARTOLO GROUP
                     Other Renovation/Expansion Activities
              Projects Under Construction as of December 31, 1997

                                                                   SDG's     Projected
 Project Name         Location             Scope of Project          %      Completion
--------------   ------------------    ------------------------   ------    -----------

Barton Creek     Austin, TX            Phase I - Addition of       100%            5/98
Square                                 Old Navy, Finish Line,
                                       new food court and mall
                                       renovation
                                       Phase II - Addition of                      3/99
                                       General Cinema

Charles Towne    Charleston, SC        Mall demolition and         100%           11/98
Square                                 conversion to community
                                       center; addition of
                                       Regal Cinema and
                                       renovation of Montgomery
                                       Ward

Chautauqua       Jamestown, NY         Addition of Bon Ton         100%            3/98
Mall

Crossroads       Omaha, NE             Mall renovation             100%           11/98
Mall

Crystal River    Crystal River, FL     Addition of Regal Cinema    100%            1/98
Mall

Eastern Hills    Buffalo, NY           Addition of Burlington      100%           11/98
Mall                                   Coat

Forest Mall      Fond du Lac, WI       Addition of Sears and       100%           10/98
                                       Staples and mall
                                       renovation

Gulf View        Port Richey, FL       Mall renovation and new     100%           11/98
Square                                 food court

Irving Mall      Irving, TX            Phase I - Addition of       100%            9/98
                                       Barnes & Noble and Old
                                       Navy
                                       Phase II - Addition of                     11/98
                                       General Cinema

Longview Mall    Longview, TX          Mall renovation             100%           11/98

Northwoods       Peoria, IL            Replace Montgomery Ward     100%            8/98
Mall                                   with Sears

Richardson       Dallas, TX            Addition of Steinmart       100%            7/98
Square Mall                            and Ross Dress for Less,
                                       new food court and mall
                                       renovation

Teal Plaza       Lafayette, IN         Split Kmart space into      100%            5/98
                                       three suites; new
                                       Circuit City and Pep
                                       Boys

Towne West       Wichita, KS           Addition of Petsmart        100%            6/98
Square

Tyrone Square    St. Petersburg, FL    Phase I - New food          100%            7/98
                                       court, restaurants and
                                       mall renovation

Valle Vista      Harlingen, TX         Addition of OfficeMax       100%            5/98
Mall

West Town Mall   Knoxville, TN         Addition of Regal Cinema     50%            5/98
                                       and parking deck

(1) Total anticipated cost of the above projects is $105 million; SDG's share is $99 million.

===============================================================================

                             SIMON DeBARTOLO GROUP
                             Capital Expenditures
                     For the Year Ended December 31, 1997


                                 (In millions)


                                               Joint Venture Properties
                                               ------------------------
                             Consolidated                     SDG's
                              Properties         Total        Share
                              ----------         -----        -----


New Developments                 $79.9           $419.1      $149.7

Renovations and Expansions       196.6             79.9        32.3

Tenant Allowances-Retail          36.7              7.2         3.2

Tenant Allowances-Office           1.2                -           -

Capital Expenditures
   Recoverable from Tenants       12.9              1.5          .5

Other (1)                          3.6              1.0           -
                                ------           ------        -----


Totals                          $330.9           $508.7      $185.7
                                ======           ======      ======



(1)  Primarily represents capital expenditures not recovered from tenants.

===============================================================================
                             SIMON DeBARTOLO GROUP
                       Gains on Sales of Peripheral Land
                            As of December 31, 1997


                                 (In millions)



                                     Twelve Months Ended
                                         December 31,
                                      1997         1996(1)
                                      ----          -----

Consolidated Properties               $5.5           $7.2

SDG's Share of Joint
  Venture Properties                   2.5           2.0
                                     ----            ----


Totals                                $8.0           $9.2
                                     ====           ====



(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.

===============================================================================
SIMON DEBARTOLO GROUP
Conference Call Text
February 18, 1998


Welcome and Opening Comments  (David Simon)
-------------------------------------------
Welcome to our fourth quarter and year-end earnings teleconference. 1997 was a great year for Simon in terms of financial results and in the development of multiple platforms for the future growth of our organization. In 1997:

* We increased FFO per share in the 4th quarter by 14.5%our highest quarter over quarter growth as a public companyand our annual FFO per share increased by 10.3%.

At the beginning of 1997, we articulated a strategy that included 3 major components:
* aggressively improve the operating performance of the DeBartolo portfolio, especially addressing the occupancy declines that had occurred
* continue to lead the consolidation of our industry and acquire at least $1 billion of market dominant regional malls, and
*  formalize and implement plans for the direct connection to our shoppers.

We wanted to accomplish all of this while tending to our day-to-day business.

How did we do?  Well, here's our scorecard:

* We executed over 5 million square feet of leases resulting in a 260-basis-point improvement in mall portfolio occupancy, including an improvement of over 300 basis points in the DeBartolo portfolio.
* We increased total sales per square foot by 8.6% to $315 per foot and comparable sales by 6.7% to $318 per square foot in the regional mall portfolioagain industry leading numbers in terms of sales growth.
* We opened 3.6 million square feet of new GLA in 4 new projects and expanded the Forum Shops in Las Vegas.
*  We completed the redevelopment of 14 properties.
* We completed over $1.6 billion of acquisitions, including the RPT portfolio and Dadeland Mall.
* We formed strategic joint ventures with Chelsea GCA Realty and DLJ Entertainment.
* We raised over $1.2 billion in well-timed equity and unsecured debt transactions and completed an additional $3 billion in secured financing or refinancing transactions.
* We announced the formation of Simon Brand Ventures and the roll-out of nearly 20 strategic initiatives, creating incremental FFO growth in 1997.

===============================================================================

In short, it was an outstanding year for our Company. I believe no other real estate company was as active on as many fronts as we were in 1997. The strength of our organization is unparalleled. In 1997 we also completed the integration of all the "back office" functions between Simon and DeBartolo; we are finished in terms of that merger integration.

We were very successful on all fronts of our business while having our best year ever of operating performance. Rick and I are extremely proud of our team and its accomplishments this year, and we believe we have set the stage for future growth for years to come.

Financial and Operational Results  (Steve Sterrett)
---------------------------------------------------
In reviewing our financial and operational results for the year you should note that:

* properties acquired in the RPT transaction are included for the entire fourth quarter of 1997, and
* for operating statistics purposes, all of the properties acquired in 1997 have been included in our statistics.

FFO of the Operating Partnership for the quarter was $131.7 million, an increase of 22% over the prior year. The increase on a per share basis was 14.5% to $0.79 per share in 1997 from $0.69 in 1996. FFO of the Operating
Partnership for the year was $415.1 million, an increase of 47.5% over the prior year.
The increase on a per share basis was 10.3% to $2.58 per share from $2.34 per share in 1996.

Contributing factors to this growth were:

* Improvement in occupancy - regional mall occupancy at 12/31 was 87.3%, an improvement of 260 basis points compared to 84.7% one year ago. Excluding the assets acquired in 1997, occupancy rose 220 basis points to 86.9% for "comparable properties." We head into 1998 with significant positive leasing momentum and expect positive occupancy gains again this year.

===============================================================================

*  Rental  increases  -  average base rent in the regional mall  portfolio  was
   $23.65 per foot as compared to $20.68 one year ago. Excluding new developments and acquired assets, average base rent would have increased 7.9% to $22.32. The average initial base rent for new leases signed in 1997 was $29.66, an increase of $8.40, or 39.5% over the tenants who closed or whose leases expired. Based on "comparable" centers only (excluding new and acquired assets), the spread would be $6.57. The increases in occupancy and average base rent drove a 6% increase in the EBITDA of our comparable portfolio, which represents assets held for the entire year between 1996 and 1997.
* Acquisitions in 1996 and 1997 - both the full year impact of the DeBartolo acquisition completed in 1996 and the RPT portfolio and Dadeland Mall acquisitions.
* Operating profit margin increases - the profit margin of EBITDA/total revenues increased from 63.2% a year ago to 64.4% this year, both as a result of revenue gains and continued aggressive cost control.

Sales statistics for the mall portfolio also demonstrated healthy growth in 1997.

* Total sales volume was $7.960 billion in 1997, up 23% from $6.470 billion in 1996.
* Total sales per square foot increased 8.6% to $315 per square foot. The increase in the "comparable properties" (excluding new and acquired properties) was 5.1%.
* Sales for comparable tenants increased 6.7% to $318 per square foot. Again, the increase for comparable properties (excluding the new and acquired assets) was 3.0%.

We are very pleased with the overall results for the year. Our acquisitions and development activity continue to strengthen the overall quality of our portfolio, which we believe is on par with any other publicly held mall portfolio.

Development Activities  (Rick Sokolov)
--------------------------------------
We try to be more detailed with regards to development activity in our press release because we never seem to cover in our individual meetings or our presentations all that we have going on in this portfolio. I get the impression that, perhaps, people don't realize how much we are doing.

* In 1997 we opened two Mills projects, Grapevine Mills and Arizona Mills. They are each 1.5 million square foot malls. Grapevine Mills was 92.6% leased at December 31. Arizona Mills was 91.0% leased at December 31.
* We opened a power center, Indian River Commons, adjacent to Indian River Mall in Vero Beach, Florida.
* We also opened The Source, a 730,000 square foot retail and entertainment complex in Long Island, New York. At December 31, the center was approximately 90% leased and was meeting its sales expectations.

===============================================================================


Looking to 1998, we have the following new projects scheduled for completion:

* The Shops at Sunset Place is proceeding on plan and on budget for an October 1998 opening. Located in South Miami, Florida, this 510,000 square foot specialty center will feature AMC 24 Theatre, NIKETOWN, Barnes & Noble, IMAX Theatre, Virgin Megastore, Z Gallerie, GameWorks, and five upscale restaurants.
* Construction continues on Muncie Plaza in Muncie, Indiana. Located adjacent to our redeveloped Muncie Mall, Muncie Plaza is a 195,500 square foot power center scheduled to open in April 1998.
* Lakeline Plaza is a 381,000 square foot power center under development alongside our Lakeline Mall that opened in October of 1995. The Plaza's first phase will open in May 1998 followed by Phase II in November of 1998.

We had a very active redevelopment year in 1997. If you look at our occupancy gain, total sales gains, and comparable sales gains, you can see that our properties are gaining market share. We are receiving the benefit of the capital that we are spending on redevelopments. Again, we have listed them in the press release, so I won't review the program here other than to touch on several of the major redevelopments.

* Aventura Mall in Miami, Florida, opened a new Bloomingdale's in 1997. We also opened almost 255,000 square feet of shops. In the first quarter of this year, we are going to open an AMC Theatre. Burdines will open in 1999 along with expansions of Sears, JCPenney, Lord & Taylor and Macy's.
* The Florida Mall in Orlando will add 600,000 square feet of GLA and a brand new 200,000 square foot Burdines. JCPenney, Dillard's, and Saks are expanding, and we are adding 190,000 square feet of new small shop space to probably one of the most productive malls in the United States. In addition, the tenant mix is being substantially upgraded with tenants such as J. Crew, Eddie Bauer, Talbot's, Coach, Williams-Sonoma, and Restoration Hardware.
* Prien Lake Mall in Lake Charles, Louisiana will open in November. We are adding 68,000 square feet of small shops, a new Dillard's, Sears and food court, and will renovate the mall.
* We are underway with major expansion/renovations projects at both Mission Viejo Mall in Mission Viejo, California, and at North East Mall in Hurst, Texas.

Acquisitions and Dispositions  (Rick Sokolov)
--------------------------------------------
During the 4th quarter we acquired the remaining 50% of South Hills, which we already owned 50% of through our RPT acquisition. This is a 1.1 million square foot regional mall which is 94% leased and has sales in excess of $350 per square foot.

===============================================================================

We also acquired the remaining 30% interest in the Virginia Center Commons as well as 100% of The Fashion Mall at Keystone at the Crossing in Indianapolis, Indiana. The Fashion Mall is an upscale center that does over $380 per square foot and is 90% leased.

We have entered into an agreement with The Macerich Company to acquire the IBM portfolio, which contains twelve properties in eight states. This is a very stable portfolio, and we acquired it at a very good cap rate. The portfolio is almost 90% leased with sales over $260 per square foot. Simon and Macerich will each manage six of the assets.

In January we announced the acquisition of Cordova Mall, in Pensacola, Florida. This was the only other mall in the Pensacola market; it is very complimentary with our existing University Mall in Pensacola. The mall is currently 91% leased with sales in excess of $285 per square foot.

Cap rates for our recent acquisitions were as follows: Cordova Mall - 9.1%; the IBM portfolio - 8.75%; The Fashion Mall at Keystone at the Crossing - 8.4%; and South Hills - 8.3%. We are trying to be very disciplined in our acquisition program, with our goal being to only acquire properties that fit our growth strategy.

Joint Venture Activities  (Rick Sokolov)
---------------------------------------
1997 was an eventful year on the joint venture front. We formed a strategic alliance with Chelsea GCA Realty. We are working with them in Houston, Texas and there are several other markets that we continue to evaluate.

We are continuing to work on our venture with DLJ Real Estate Capital Partners in entertainment-oriented retail real estate projects. We have several projects that are in various stages of predevelopment and are working on several acquisitions.

We continue our relationship with The Mills Corporation in the opening of Grapevine Mills and Arizona Mills. We have already announced our next project, Charlotte Mills in Charlotte, North Carolina, which will be breaking ground in the next quarter.

===============================================================================


Simon Brand Ventures   (Steve Sterrett)
--------------------------------------
Simon Brand Ventures is a new strategic business unit of SDG which is designed to create new revenue streams. There are over 20 initiatives underway in the categories of marketing initiatives, cost containment initiatives, and the development of additional customer services.

The most recent initiative, announced on January 13th, is our marketing and vending alliance with the Pepsi-Cola Company. This alliance matches the two companies' customer bases in an effort to drive purchasing and brand loyalty among teens and young adults. Pepsi will be featured as Simon's Preferred Soft Drink Provider and Simon will benefit from the marketing power of the GeneratioNext advertising campaign. The agreement includes Simon and Pepsi partnering in the development of a national proprietary Teen Affinity program that will integrate existing and new marketing initiatives designed to drive teen purchasing loyalty.

We also expect to announce shortly a major strategic alliance with a national waste management firm that will generate significant additional revenues for SDG.

We're also pleased to report that MallPerks, the industry's only national mall-based shopper loyalty program, now has in excess of one million members. MallPerks continues to be a powerful tool for us in our development of additional strategic alliances.

One of the most positive elements of SBV is that we have forged alliances with great brand names like Pepsi, VISA and Cendant, and have several additional initiatives teed up for implementation in 1998.

Financing Activity  (Steve Sterrett)
-----------------------------------
We completed over $4.2 billion of capital market and financing transactions during 1997 in the form of refinancings, medium-term note and unsecured debt offerings, private stock placements, and the expansion of and improved pricing on the Company's unsecured, revolving credit facility. Our ability to access the capital markets in all of these forms demonstrates our distinct competitive advantage in liquidity and availability. Included in our activity was the issuance of $580 million of new equity and the public market placement of $680 million in senior unsecured debt.
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Throughout the course of 1997, SDG's total market capitalization increased from
$9.3 billion to over $11.8 billion. Our balance sheet remains strong, with interest coverage of 2.6 times. SDG generated almost $100 million in "free cash flow" after our dividend payments in 1997.


Conclusion   (David Simon)
-------------------------
There have been skeptics in terms of the fundamentals of our business and our ability to grow a company of this size. We hope that our 1997 performance will put some of those concerns to rest.

Market dominant regional malls, located in both major metropolitan areas and middle markets, are strong and flourishing. In the hands of a good management team, they are unduplicatable "franchise" assets, and will occupy a prominent place in the American retail scene for many years to come. These market dominant malls are the backbone of our portfolio, and our growth in sales, occupancy, and rents are a testament to their durability going forward.

Our accelerating growth rate in 1997 should alleviate any concerns about our ability to grow our business. Our size actually contributed to our FFO growth by allowing us to leverage our infrastructure to devote resources to R&D type efforts like SBV, to more efficiently and effectively absorb acquisitions into our portfolio, and increase our operating profit margins. We have spread the "brain power" of new ways to increase revenues or reduce costs over a portfolio of 200 assets. We expect our growth trend to continue into 1998 and beyond.

We  continue  to  manage  this  Company  for  the  long  term  benefit  of  our
shareholders.   We are very pleased with the results we have achieved  in  1997 and feel positive about the direction of our company going forward.

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